As filed with the Securities and Exchange Commission on August 4, 2025

Registration No. 333-286500

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAISON SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	5411	84-2498797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

127 N Garfield Ave, Monterey Park, California 91754
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Xu
President and Chief Executive Officer
Maison Solutions Inc.
127 N Garfield Ave, Monterey Park, California 91754
(626) 737-5888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Y. Liu, Esq.
Christina Russo, Esq.
Akerman LLP
633 West Fifth Street, Suite 6400
Los Angeles, California 90071
(213) 688-9500

Approximate date of commencement of the proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 4, 2025

Up to 14,025,000 Shares of Class A Common Stock

Maison Solutions Inc.

This prospectus relates to the proposed resale or other disposition, from time to time, by the Selling Stockholder identified herein (the “Selling Stockholder”) of up to 14,025,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Maison Solutions Inc., a Delaware corporation (the “Company”).

We are registering the resale of up to 14,025,000 shares of Class A common stock (the “Initial Note Shares” or the “Shares”) issuable upon conversion of that certain senior unsecured convertible promissory note dated as of March 12, 2025, issued to the Selling Stockholder in a private placement transaction (the “Private Placement”) in the original principal amount of $3.0 million (the “Initial Note”) pursuant to that certain Securities Purchase Agreement, dated March 12, 2025 (the “Securities Purchase Agreement”), with the Selling Stockholder, including all accumulated interest until the maturity date and payment premium on the Initial Note. For the purpose of calculating the amount of Class A common stock shares issuable upon conversion of the Initial Note to be registered for resale pursuant to this prospectus, we are assuming the following: (i) the Initial Note is converted in full without regard to any limitations on exercise set forth in the Initial Note ($3,000,000); (ii) interest on the Initial Note has accrued through the two year maturity date and is paid in shares of our Class A common stock, at a rate of 5.25% per annum ($315,000); and (iii) the Initial Note is converted at an alternate conversion price equal to the floor price of $0.26 (the “Floor Price”) (this reflects a Conversion Amount of $5,148,000, reflecting 110% of the principal, interest and other amounts to be converted).

The initial conversion price of the Initial Note is $1.38 per share of Class A common stock (the “Fixed Price”). Beginning on the effective date of this registration statement and on the same day of each successive month thereafter (each, a “Fixed Price Reset Date”), the Fixed Price will be adjusted (downwards only) to the lower of (a) the Fixed Price then in effect and (b) the lower of (x) 95% of the lowest daily VWAP (as defined in the Initial Note) of the Class A common stock during the 10 consecutive trading days immediately prior to such Fixed Price Reset Date and (y) the Floor Price (the “Variable Price”). The conversion price of the Initial Note may also be adjusted from time to time pursuant to the other terms and conditions of the Initial Note. Pursuant to the conversion price reset provisions of the Initial Note, if the market price of the Class A common stock falls below the Fixed Price, the number of shares of Class A common stock issuable upon conversion of the Initial Note will increase. Additionally, pursuant to the terms of the Initial Note, the Company may at any time during the term of the Initial Note, subject to the rules and regulations of Nasdaq (as defined below), reduce the then current conversion price or the then current Floor Price of the Initial Note to any amount and for any period of time deemed appropriate by the board of directors of the Company, which could result in further increases in the number of shares of Class A common stock issuable upon conversion of the Initial Note. As such, the amount of Class A common stock shares registered under this registration statement may not be sufficient to cover the maximum number of shares issuable upon conversion of the Initial Note. See the discussion under the heading “Private Placement” in this prospectus for more information on the conversion price of the Initial Note.

The Securities Purchase Agreement also provides for the issuance of Class A common stock (the “Incremental Shares”) issuable upon conversion of the senior unsecured convertible promissory notes (the “Additional Notes,” and together with the Initial Note, the “Notes”) issuable upon exercise of that certain note purchase warrant, dated March 12, 2025 (the “Incremental Warrant”), issued to the Selling Stockholder in the Private Placement and exercisable for one or more Additional Notes in the aggregate original principal amount of up to $6,500,000 pursuant to the Securities Purchase Agreement. Based on the current Conversion Price, the exercise of the Incremental Warrant could result in the issuance of Additional Notes which would be convertible into up to 30,387,500 shares to the holder of the Additional Notes. We are not registering the resale of the 30,387,500 shares issuable upon conversion of the Additional Notes pursuant to this prospectus.

For a more complete discussion of the terms and conditions of the Securities Purchase Agreement, Notes, and Private Placement, see the discussion under the heading “Private Placement” in this prospectus.

The Selling Stockholder may offer all or part of the Shares for resale from time to time through public or private transactions at either fixed prices or prevailing market prices at the time of sale, at varying prices or negotiated prices. The Selling Stockholder may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder, the purchasers of the Shares, or both. For information concerning the Selling Stockholder and the manner in which it may offer and sell shares of our Class A common stock, see “Selling Stockholder” and “Plan of Distribution” in this prospectus.

We do not know when or in what amount the Selling Stockholder may offer the Shares for sale. The Selling Stockholder may sell some, all or none of the Shares offered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Shares, including all registration, listing and qualifications fees, printers, fees and expenses of the Company’s counsel and accountants (including legal fees of Selling Stockholder’s counsel associated with the review of the Registration Statement). The Selling Stockholder will bear all commissions attributable to its sale of Shares. See the section entitled “Plan of Distribution.”

The Company is not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares of the Company’s Class A common stock pursuant to this prospectus.

Our Class A common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “MSS”. On August 1, 2025, the last reported sales price of our Class A common stock on Nasdaq was $0.855 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

We are a “Controlled Company” as defined under the listing rules of Nasdaq because, and as long as, Mr. John Xu, our President, Chief Executive Officer and Chairman, holds more than 50% of the Company’s outstanding voting power he will exercise control over the management and affairs of the Company and matters requiring stockholder approval, including the election of the Company’s directors. For so long as we remain a Controlled Company under that definition, we are permitted to elect, and intend, to rely on certain exemptions from the corporate governance rules of Nasdaq, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“the SEC”). Under this registration statement, the Selling Stockholder may sell from time to time the Shares described in this prospectus in one or more offerings or otherwise as described in the section entitled “Plan of Distribution” beginning on page 19 of this prospectus.

You should rely only on the information contained in this prospectus, any of the documents incorporated herein by reference, any prospectus supplement, or on any free writing prospectus, that we have authorized for use in connection with this offering. We have not authorized anyone to provide any information other than that contained in this prospectus, any of the documents incorporated herein by reference, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Class A common stock. Our business, financial condition and results of operations may have changed since that date. This prospectus is not an offer to sell these securities and we are not and the Selling Stockholder is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This prospectus and the documents incorporated herein by reference contain information derived from various public sources regarding our industry. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and may not contain all of the information that may be important to you or that you should consider before buying shares of our Class A common stock. You should read the entire prospectus as well as the documents filed with the SEC that are incorporated herein by reference carefully. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. In particular, you should read the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus or incorporated by reference in this prospectus and our audited consolidated financial statements and the related notes incorporated by reference in this prospectus. In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Maison” or “the Company” refer to Maison Solutions Inc.

Company Overview

We are a fast-growing, specialty grocery retailer offering traditional Asian food and merchandise to modern U.S. consumers, in particular to the members of Asian-American communities. We are committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse communities in which we operate. To achieve this, we are developing a center-satellite stores network.

Since our formation in July 2019, we have acquired equity interests in four traditional Asian supermarkets in Los Angeles, California and three traditional Asian supermarkets in the greater Phoenix and Tucson, Arizona metro areas. We have been operating these seven supermarkets as center stores, which we define as a full service store, similar to a traditional supermarket or grocery store covering a metro area, but with its own storage space to be used as a warehouse to distribute products to the satellite stores. The center stores target traditional Asian-American family-oriented customers with a variety of meat, fresh produce and other merchandise, while additionally stocking items which appeal to the broader community. Our management’s deep cultural understanding of our consumers’ unique consumption habits drives the operation of these traditional supermarkets.

In addition to our center stores, on December 31, 2021, we acquired a 10% equity interest in a new grocery store located in Alhambra, California, a young and active community (the “Alhambra Store”) from Mrs. Grace Xu, the spouse of Mr. John Xu, our chief executive officer (“CEO”), Chairman and President. Our intention is to acquire the remaining 90% equity interest in the Alhambra Store and operate it as our first satellite store.

In May 2021, we acquired 10% of the equity interests in Dai Cheong, a wholesale business which mainly supplies foods and groceries imported from Asia, which is owned by John Xu, our CEO, Chairman and President. We intend to acquire the controlling ownership of Dai Cheong. By adding Dai Cheong to our portfolio, we will take the first step toward creating a vertically integrated supply-retail structure. Having an importer as a part of our portfolio will allow us the opportunity to offer a wider variety of products and to reap the benefits of preferred wholesale pricing.

In June 2023, we acquired 40% equity interest in HKGF Market of Arcadia, LLC (“HKGF Arcadia”), a supermarket in the city of Arcadia, California, to further expand our footprint to new neighborhood. In December 2023, we acquired another 10% equity interest in HKGF Arcadia. In February 2024, the Company and JC Business Guys, Inc., the only other member of HKGF Arcadia (“JC Business Guys”), entered into a third amendment to the operating agreement of HKGF Arcadia to decrease our percentage equity interest in HKGF Arcadia to 49% and increase JC Business Guy’s percentage equity interest to 51%.

In December 2023, the Company acquired 10% equity interest in TMA Liquor Inc, a liquor wholesale company.

Our merchandise includes fresh and unique produce, meats, seafood and other groceries that are not found in mainstream supermarkets, including a variety of Asian vegetables and fruits such as Chinese broccoli, bitter melon, winter gourd, Shanghai baby bok choy, longan and lychee; a variety of live seafood such as shrimp, clams, lobster, geoduck and Alaska king crab; and Chinese specialty groceries like soy sauce, sesame oil, oyster sauce, bean sprouts, Sriracha, tofu, noodles and dried fish. With an in-house logistics team and strong relationships with local and regional farms, we are capable of offering high-quality specialty perishables at competitive prices.

Our customers have diverse shopping habits based on, among other factors, their age and lifestyle. Along with creating an exciting and attractive in-store shopping experience, customers can choose to place orders on a third-party mobile app “Freshdeals24”, and an applet integrated into WeChat for either home delivery or in-store pickups offering our customers the option of a 100% cashier-less shopping experience. Our flexible shopping options are designed to provide customers with convenience and flexibility that best match their lifestyles and personal preferences. We are working closely with JD.com to improve and update our online apps to continue to specifically target and attract a wider variety of our customer base.

While our main focus is on targeting Asian-American communities and catering to both established Asian-American family values and the shifting needs of the younger generations, we also plan to opportunistically address other demographics and populations.

The success of our business is supported by a strong core team that brings deep knowledge and experience in supermarket operations, supply chain, warehouse management and logistics as well as e-commerce. The core team members all come from leading market players such as Freshippo (known as “Hema Shengxian” in China), Yonghui Superstores, H-Mart and other similar industry leading supermarket retailers.

Recent Developments

On June 11, 2025, we announced the closure of Super HK of El Monte, our supermarket located in El Monte, California. The strategic decision to close the El Monte store is part of our ongoing commitment to improve our profitability and support sustainable growth. We continue to analyze the costs related to this closure; however, on a preliminary basis, we expect such costs to be immaterial.

Risk Factor Summary

Our business is subject to a number of risks and uncertainties, which you should be aware of before making a decision to invest in our Class A common stock. These risks are more fully described in the section titled “Risk Factors” in this Registration Statement on Form S-1 and in the documents incorporated herein by reference. Some of these principal risks include the following:

Risks Related to This Offering

●	The Selling Stockholder may choose to sell the Shares at prices below the current market price of our Class A common stock.

●	Investors who buy Shares at different times may pay different prices.

●	Resales of Shares in the public market by the Selling Stockholder as a result of this offering may cause the market price of our Class A common stock to fall.

●	The shares of Class A common stock being offered in this prospectus represent a substantial percentage of our outstanding Class A common stock shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Class A common stock to decline significantly.

●	If we are unable to regain or maintain compliance with the continued listing requirements of the Nasdaq Capital Market, it could result in the delisting of our common stock, which could adversely affect our business, our ability to raise capital, and our shareholders.

●	Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of Class A common stock upon the conversion of the Notes, especially since the Notes have fluctuating conversion rates that are set at a discount to market prices of our shares of Class A common stock during period immediately following conversion.

●	The recent increase in our authorized shares of Class A common stock will permit issuances of a significant number of shares of our Class A common stock, including future issuances of Class A common stock upon conversion of the Initial Note that may result in immediate and substantial dilution.

Risks Related to Our Business

●	There is no guarantee that our center-satellite model will succeed.

●	We may not be able to successfully implement our growth strategy on a timely basis or at all. Additionally, new stores may place a greater burden on our existing resources and adversely affect our existing business.

●	The terms of our debt financing arrangements may restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

●	There is no guarantee that our partnership with JD will be successful.

●	Our new store base, or stores opened or acquired in the future may negatively impact our financial results in the short-term, and may not achieve sales and operating levels consistent with our mature store base on a timely basis or at all and may negatively impact our business and financial results.

●	Because we have entered into a significant number of related party transactions through the course of our routine business operations, there is a risk of conflicts of interest involving our management, and that such transactions may not reflect terms that would be available from unaffiliated third parties.

Risks Related to our Industry

●	We face competition in our industry, and our failure to compete successfully may have an adverse effect on our profitability and operating results.

●	Our inability to maintain or improve levels of comparable store sales could cause our stock price to decline.

●	Economic conditions that impact consumer spending could materially affect our business.

●	Our inability to maintain or increase our operating margins could adversely affect the price of our Class A common stock.

●	We may be unable to protect or maintain our intellectual property, including HK Good Fortune, which could result in customer confusion and adversely affect our business.

●	Our success depends upon our ability to source and market new products to meet our high standards and customer preferences and our ability to offer our customers an aesthetically pleasing shopping environment.

●	Our stores rely heavily on sales of perishable products. Ordering errors or product supply disruptions may have an adverse effect on our profitability and operating results.

●	Products we sell could cause unexpected side effects, illness, injury or death that could result in their discontinuance or expose us to lawsuits, either of which could result in unexpected costs and damage to our reputation.

●	We may experience negative effects to our reputation from real or perceived quality or health issues with our food products, which could have an adverse effect on our operating results.

●	The current geographic concentration of our stores creates an exposure to local economies, regional downturns or severe weather or catastrophic occurrences that may materially and adversely affect our financial condition and results of operations.

●	Energy costs are an increasingly significant component of our operating expenses and increasing energy costs, unless offset by more efficient usage or other operational responses, may impact our profitability.

●	If we experience a data security breach and confidential customer information is disclosed, we may be subject to penalties and experience negative publicity, which could affect our customer relationships and have a material adverse effect on our business.

●	Disruption of any significant supplier relationship could negatively affect our business.

●	Our high level of fixed lease obligations could adversely affect our financial performance.

●	If we are unable to renew or replace current store leases or if we are unable to enter into leases for additional stores on favorable terms, or if one or more of our current leases is terminated prior to expiration of its stated term, and we cannot find suitable alternate locations, our growth and profitability could be negatively impacted.

●	We have engaged, and are likely to continue to engage, in certain transactions with related parties. These transactions are not negotiated on an arms’ length basis.

●	Failure to sustain customer growth or failure to maintain customer relationships, could materially and adversely affect our business and operating results.

●	Failure to retain our senior management and other key personnel could negatively affect our business.

●	We will require significant additional capital to fund our expanding business, which may not be available to us on satisfactory terms or at all, and even if it is available, failure to use our capital efficiently could have an adverse effect on our profitability.

Risks Related to Regulatory Compliance and Legal Matters

●	Changes in and enforcement of immigration laws could increase our costs and adversely affect our ability to attract and retain qualified store-level employees.

●	Changes in U.S. trade policies, including tariffs, could have a material adverse impact on our business.

●	We, as well as our vendors, are subject to numerous federal, and local laws and regulations and our compliance with these laws and regulations, as they currently exist or as modified in the future, may increase our costs, limit or eliminate our ability to sell certain products, raise regulatory enforcement risks not present in the past, or otherwise adversely affect our business, results of operations and financial condition.

Risks Related to Ownership of our Class A Common Stock

●	The market for our Class A common stock is relatively new, and we cannot assure you that an active trading market will develop for our Class A common stock.

●	Future sales, or the perception of future sales, of our Class A common stock, including those registered in this registration statement, may depress the price of our Class A common stock.

●	We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

●	Our management has limited experience managing a public company and our current resources may not be sufficient to fulfill our public company obligations.

●	Our CEO, John Xu, has substantial control over us and has the ability to control the election of directors and other matters submitted to stockholders for approval, which will limit your ability to influence corporate matters and may result in actions that you do not believe to be in our interests or your interests.

●	We do not intend to pay cash dividends on our Class A common stock and, as a result, your only opportunity to achieve a return on your investment is if the price of our Class A common stock appreciates.

●	If securities or industry analysts do not publish or cease publishing research or reports about our business or our market, or if they adversely change their recommendations regarding our Class A common stock or if our operating results do not meet their expectations, our stock price and/or trading volume could decline.

●	Our future operating results may fluctuate significantly and our current operating results may not be a good indication of our future performance. Fluctuations in our quarterly financial results could affect our stock price in the future.

●	If we are unable to continue to meet the continued listing rules of Nasdaq, our Class A common stock could be delisted.

●	An investment in our Company may involve tax implications, and you are encouraged to consult your own tax and other advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Company or your investment.

●	If we do not appropriately maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, we may be unable to accurately report our financial results and the market price of our securities may be adversely affected.

Corporate Information

We were founded in July 2019 as Maison International, Inc., an Illinois corporation, with our principal place of business in California. Immediately upon formation, the Company acquired three retail Asian supermarkets in Los Angeles, California and subsequently rebranded them as “HK Good Fortune Supermarkets” or “Hong Kong Supermarkets.” In September 2021, the Company was reincorporated in the State of Delaware as a corporation registered under the laws of the State of Delaware and renamed “Maison Solutions Inc.”

Our principal executive offices are located at 127 N Garfield Ave, Monterey Park, California 91754 and our phone number is (626) 737-5888. Maison has six retail supermarkets in San Gabriel, California, Monrovia, California, Monterey Park, California, Chandler, Arizona, Peoria, Arizona and Tucson, Arizona.

Our principal website is www.maisonsolutionsinc.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase the securities offered hereby.

Controlled Company

We are a “Controlled Company” as defined under the listing rules of Nasdaq because, and as long as, Mr. John Xu, our Chief Executive Officer, holds more than 50% of the Company’s voting power he will exercise control over the management and affairs of the Company and matters requiring stockholder approval, including the election of the Company’s directors. Mr. Xu, who controls more than 50% of the voting power of our outstanding capital stock, has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our Company. For so long as we remain a Controlled Company under that definition, we are permitted to elect, and intend, to rely on certain exemptions from the corporate governance rules of Nasdaq, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Emerging Growth Company Status and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Class A common stock less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We will cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our initial public offering, (ii) the first fiscal year after our annual gross revenues are $1.235  billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

We are also a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Class A common stock offered by the Selling Stockholder	14,025,000 shares.

Class A common stock outstanding before this offering	17,450,476 shares.

Class A common stock outstanding after this offering

31,475,476 shares, assuming (i) the Initial Note issued to the Selling Stockholder is converted into shares of Class A common stock, plus all accumulated interest until its maturity date and payment premium on the Initial Note, using the Floor Price of $0.26, assuming that the Initial Note remains outstanding until its maturity date and that the payment premium and interest on the Initial Note is paid in shares of Class A common stock, and (ii) no other shares of Class A common stock are issued by us. If the Selling Stockholder does not fully convert the Initial Note, or if such conversion occurs prior to the Maturity Date, we would have less Class A common stock outstanding after the Offering.

Class B common stock outstanding before and after this offering	2,240,000 shares.

Use of proceeds	We will not receive any proceeds from the resale of any securities sold under this prospectus by the Selling Stockholder.

Risk factors	An investment in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page 8 and the other information included in this prospectus and in the documents incorporated herein by reference for a discussion of the factors to consider before deciding to invest in shares of our Class A common stock.

Listing and symbol	Our Class A common stock is listed on Nasdaq under the trading symbol “MSS”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement hereto or any related free writing prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

The Selling Stockholder may choose to sell the Shares at prices below the current market price of our Class A common stock.

The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market price of the Class A common stock could adversely affect the market price of our Class A common stock.

Investors who buy Shares at different times may pay different prices.

Investors who purchase Shares in this offering at different times may pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell such Shares at different times and at different prices. Investors may experience a decline in the value of the Shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to the Selling Stockholder at prices lower than the prices they paid.

Resales of Shares in the public market by the Selling Stockholder as a result of this offering may cause the market price of our Class A common stock to fall.

Sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A common stock. The issuance of the Shares could result in resales of our Class A common stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Class A common stock or other equity or debt securities exercisable or convertible into Class A common stock, including Shares issuable upon conversion of the Additional Notes. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

The shares of Class A common stock being offered in this prospectus represent a substantial percentage of our outstanding Class A common stock shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Class A common stock to decline significantly.

As of August 1, 2025, there were 17,450,476 shares of our Class A common stock issued and outstanding. We are registering for resale 14,025,000 shares of our Class A common stock included in this prospectus, representing approximately 80% of our outstanding shares. The Selling Shareholder has the right to elect at any time to convert the Initial Note into shares of Class A common stock, so long as the aggregate number of shares of Class A common stock then beneficially owned by the holder (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Initial Note. The holder of the Initial Note has the right to increase or decrease the Beneficial Ownership Limitation upon prior notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion. The number of shares of Class A common stock that the Selling Stockholder can sell into the public markets pursuant to this prospectus represents a significant amount of our outstanding shares of Class A common stock. Given the substantial number of shares of Class A Common Stock registered pursuant to this prospectus, the sale of Class A common stock by the Selling Stockholder, or the perception in the market that the Selling Stockholder of a large number of shares of Class A common stock intends to sell Class A common stock, could increase the volatility of the market price of our Class A common stock or result in a significant decline in the public trading price of our Class A common stock.

The Initial Note has a fluctuating conversion rate that is set at a discount to the market price of our Class A common stock during the period immediately following conversion. Such conversion price reset provisions guarantee that the Selling Stockholder may acquire shares of our Class A common stock at a discount to the market price. Even if the market price of our Class A common stock declines following the offering, the Selling Stockholder may still have an incentive to sell our Class A common stock shares, because they may still experience a positive rate of return on their shares due to the difference in the conversion price described herein and the public trading price of our Class A common stock shares. While the Selling Stockholder may, on average, experience a positive rate of return based on the current market price of their Class A common stock shares, other public stockholders may not experience a similar rate of return on the Class A common stock shares they hold due to differences in the purchase prices and the current trading price of our Class A common stock shares.

Furthermore, pursuant to the conversion price reset provisions of the Initial Note, if the market price of the Class A common stock falls below the Fixed Price, the number of shares of Class A common stock issuable upon conversion of the Initial Note will increase. To the extent the Selling Stockholder converts the Initial Note and then sells the Class A common stock, the price of our Class A common stock may decrease due to the additional shares in the market. This could allow the Selling Stockholder to receive greater amounts of Class A common stock, the sales of which would further depress the stock price.

If we are unable to regain or maintain compliance with the continued listing requirements of the Nasdaq Capital Market, it could result in the delisting of our common stock, which could adversely affect our business, our ability to raise capital, and our shareholders.

On July 10, 2025, we received a notification letter from Nasdaq (the "Notification Letter") notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive days, and based on this and the Notification Letter, the Company no longer meets the minimum bid price requirement. The Notification Letter does not currently impact the Company's listing on Nasdaq. The Notification Letter states that the Company has 180 calendar days, or until January 6, 2026, to regain compliance with the minimum bid price requirements. Nasdaq, at its own discretion, may allow for an additional 180 day period for compliance if the Company does not come back into compliance with the minimum bid price requirement during the initial period, though there is no assurance that the Company would be granted such an extension.

If Nasdaq delists our shares of Class A common stock from trading on the Nasdaq Capital Market for failure to meet Nasdaq’s listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our shares of Class A common stock;

●	reduced liquidity for our shares of Class A common stock;

●	a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of Class A common stock upon the conversion of the Notes, especially since the Notes have fluctuating conversion rates that are set at a discount to market prices of our shares of Class A common stock during the period immediately following conversion.

The Shares issued upon conversion of the Initial Note will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Class A common stock may be sold in the public market following this offering. If there are significantly more shares of our Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered Class A common stock and sellers remain willing to sell our Class A common stock. The issuance of the Shares or any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares for sale will have on the market price of our Class A common stock.

The conversion of the Initial Note, in accordance with its terms, may result in substantial dilution to the interests of other holders of our Class A common stock since the Selling Stockholder may ultimately convert and sell the full amount issuable on conversion.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share as prior issuances of Class A common stock. This includes, without limitation, consummating additional transactions involving the Notes. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or securities convertible into Class A common stock in future transactions may be higher or lower than the prices per share. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares for sale will have on the market price of our Class A common stock.

The recent increase in our authorized shares of Class A common stock will permit issuances of a significant number of shares of our Class A common stock, including future issuances of Class A common stock upon conversion of the Initial Note that may result in immediate and substantial dilution.

On April 29, 2025 at our annual meeting of stockholders, our stockholders approved an increase in the number of authorized shares of our Class A common stock from 92,000,000 shares to 150,000,000 shares resulting in a 63% increase to the number of authorized shares of Class A common stock. As of August 1, 2025, we had 17,450,476 shares of Class A common stock outstanding. The issuance of Class A common stock upon conversion of the Initial Note, in accordance with the terms of the Initial Note will result in immediate and substantial dilution to the interests of other stockholders if the Selling Stockholder ultimately receives the full amount of shares issuable in connection with the conversion of the Initial Note. If the Incremental Warrant is exercised in the future and the resulting Additional Notes are converted into additional shares of Class A common stock, such issuances may result in further immediate and substantial dilution to the interests of other stockholders. Based on the current Conversion Price, the exercise of the Incremental Warrant could result in the issuance of Additional Notes, which would be convertible into up to 30,387,500 shares to the holder of the Additional Notes. Our board of directors generally has the authority, without action by or the vote of the stockholders, to issue all or part of any authorized but unissued shares of Class A common stock for any corporate purpose, including the sale of additional Class A common stock, future acquisitions, issuances of stock pursuant to employee benefit plans, as well as stock dividends, stock splits and other general corporate purposes. Any issuance of additional shares of Class A common stock, or securities convertible into shares of Class A common stock, will further dilute the percentage ownership interest of our stockholders and may dilute the book value per share of their Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this prospectus are forward looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, and growth rates, our plans and objectives for future operations, growth, or initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to:

●	fluctuations in the demand for our products in light of changes in laws and regulations applicable to food and beverages and changes in consumer preferences;

●	supply chain disruptions that could interrupt product manufacturing and increase product costs;

●	our ability to source raw materials and navigate a shortage of available materials;

●	our ability to compete successfully in our industry;

●	the impact of earthquakes, fire, power outages, floods, pandemics and other catastrophic events, as well as the impact of any interruption by problems such as terrorism, cyberattacks, or failure of key information technology systems;

●	our ability to accurately forecast demand for our products or our results of operations;

●	the impact of problems relating to delays or disruptions in the shipment of our goods through operational ports;

●	our ability to expand into additional foodservice and geographic markets;

●	our ability to successfully design and develop new products;

●	fluctuations in freight carrier costs related to the shipment of our products could have a material adverse impact on our results of operations;

●	the continuing effects of COVID-19 or other public health crises;

●	our ability to attract and retain skilled personnel and senior management; and

●	other risks and uncertainties described in “Risk Factors” in this prospectus.

We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the resale of any securities sold under this prospectus by the Selling Stockholder.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses it incurs for brokerage, accounting, tax or any other expenses it incurs in disposing of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares, including all registration, listing and qualifications fees, printers, fees and expenses of the Company’s counsel and accountants (including legal fees of the Selling Stockholder’s counsel associated with the review of the Registration Statement).

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market for our Class A Common Stock

Our Class A common stock is listed for trading on Nasdaq under the symbol “MSS”. As of August 1, 2025, there were 17,450,476 shares of Class A common stock issued and outstanding held by six holders of record. We cannot assure you that a liquid trading market for our Class A common stock will develop or be sustained. You may not be able to sell your shares quickly or at the market price if trading in our Class A common stock is not active.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends on our Class A common stock in the foreseeable future. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, cash flows, capital requirements, general business conditions, and other factors that our board of directors considers relevant.

PRIVATE PLACEMENT

Securities Purchase Agreement

As previously reported on our Current Report on Form 8-K filed with the SEC on March 13, 2025, on March 12, 2025, we entered into the Securities Purchase Agreement with the Selling Stockholder, pursuant to which the Company agreed to issue and sell to the Selling Stockholder, and the Selling Stockholder agreed to purchase from the Company, (i) the Initial Note in the aggregate original principal amount of $3,000,000 with an original issue discount of eight and a half percent (8.5%), convertible into shares (the “Conversion Shares”) of Class A common stock, and (ii) the Incremental Warrant, exercisable for one or more Additional Notes in the aggregate original principal amount of up to $6,500,000 with an original issue discount of eight and a half percent (8.5%). On March 12, 2025 (the “Closing Date”), the Company issued and sold to the Selling Stockholder the Initial Note for a purchase price of $2,745,000, representing an original issue discount of eight and a half percent (8.5%), which matures on March 12, 2027, and the Incremental Warrant, which expires on March 12, 2028. The Initial Note, Incremental Warrant, Additional Notes and Conversion Shares are collectively referred to herein as the “Securities”. The material terms of the Notes and Incremental Warrant are summarized below.

Pursuant to the terms of the Securities Purchase Agreement, the Company is required to hold a meeting of stockholders of the Company (the “Stockholder Meeting”), no later than ninety (90) calendar days after the Closing Date (the “Stockholder Meeting Deadline”), to seek the approval of (i) the issuance of all Conversion Shares in excess of the Exchange Cap that may be issuable pursuant to the Securities Purchase Agreement and Notes in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the Company’s certificate of incorporation, as amended, to increase the number of authorized shares of Class A common stock to 150,000,000. Stockholder approval of these two proposals was obtained by the Stockholder Meeting Deadline at the Stockholder Meeting held on April 29, 2025.

The Securities Purchase Agreement also limits the total cumulative number of shares of Class A common stock issued to the Selling Stockholder under the Notes, the Securities Purchase Agreement and any other transaction documents to 19.99% of the number of shares of Class A common stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Rule 5635(d) of Nasdaq or other applicable rules of the principal market on which the Class A common stock is listed, except that such limitation no longer applies following the Company’s receipt of Stockholder Approval. The Exchange Cap is calculated based on the number of shares of Class A common stock issued and outstanding as of the date of the Securities Purchase Agreement, which number may be reduced, on a share-for-share basis, by the number of shares of Class A common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Securities Purchase Agreement under the applicable rules of the principal market.

Pursuant to the Securities Purchase Agreement and the Notes, at any time while any Notes or the Incremental Warrant remain outstanding, the Company will be prohibited, without the prior written consent of the Selling Stockholder, from issuing any notes or warrants (other than those contemplated by the Securities Purchase Agreement) and from issuing any securities that cause a breach or default under the Initial Note, the Additional Notes or the Incremental Warrant. Further, so long as the Selling Stockholder beneficially owns any Securities, the Company will be prohibited from issuing or selling any shares of Class A common stock or Convertible Securities (as defined in the Securities Purchase Agreement), other than Excluded Securities (as defined in the Securities Purchase Agreement) for a consideration per share less than a price equal to 120% of the Floor Price in effect immediately prior to such issuance or sale. The Company is also prohibited from issuing or selling any shares of Class A common stock or Convertible Securities (as defined in the Notes) for each period commencing on the issuance date of a Note, through, and including, the twentieth (20th) trading day immediately following the date on which the SEC declares the registration statement registering the resale of the applicable Conversion Shares effective, provided, however, that until the earlier of 60 days following the Closing Date and the date the registration statement for the Conversion Shares under the Initial Note is declared effective, the Initial Note permits the Company to issue and sell, in one or more transactions consisting solely of shares of Class A Common Stock and not constituting a Variable Rate Transaction (as defined in the Securities Purchase Agreement), up to an aggregate of $2,500,000 of shares of Class A common stock provided that such shares sold at an effective fixed price per share greater than 150% of the Floor Price then in effect. At any time while any Notes or the Incremental Warrant remain outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Securities Purchase Agreement) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) without the written consent of the Selling Stockholder in its sole discretion.

The Securities Purchase Agreement also contains customary representations, warranties, certain affirmative and negative covenants (including restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or distributions, consummate investments and consummate certain affiliate transactions), indemnification rights and obligations of the parties.

The Initial Note and the Incremental Warrant were issued, and any Additional Notes and Conversion Shares will be issued, in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company used the net proceeds from the sale of the Initial Note to repay $1.65 million of the indebtedness outstanding under that certain Secured Note Agreement by its subsidiaries, Lee Lee Oriental Supermart, Inc. and AZLL LLC, in favor of Meng Truong and Paulina Truong, dated as of April 8, 2024, as amended and modified through March 12, 2025 (the “Lee Lee Secured Note Agreement”), and the remainder for working capital purposes for the Company and its subsidiaries. The Company intends to use the net proceeds from the sale of any Additional Notes to repay indebtedness outstanding under the Lee Lee Secured Note Agreement and for working capital purposes for the Company and its subsidiaries.

Initial Note

The Initial Note is a senior unsecured obligation of the Company and has a maturity date of March 12, 2027, which may be extended at the option of the holder with the express written consent of the Company pursuant to the terms of the Initial Note. The Initial Note bears interest at a rate to 5.25% per annum and may increase to a rate of 18.00% per annum upon the occurrence of an Event of Default (as defined in the Initial Note), for so long as such event remains uncured. Accrued interest will be paid on a monthly basis and, at the Company’s option, will either be paid in cash or paid-in-kind in shares of Class A common stock, subject to certain terms and conditions as set forth in the Initial Note.

The holder of the Initial Note has the right to elect at any time to convert the Initial Note into shares of Class A common stock, so long as the aggregate number of shares of Class A common stock then beneficially owned by the holder (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Initial Note. The holder of the Initial Note has the right to increase or decrease the Beneficial Ownership Limitation upon prior notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion. Beginning on the effective date of the initial registration statement and on the same day of each successive month thereafter, the Fixed Price will be adjusted (downwards only) to the lower of (a) the Fixed Price then in effect and (b) the lower of (x) 95% of the lowest daily VWAP (as defined in the Initial Note) of the Class A common stock during the 10 consecutive trading days immediately prior to the applicable measurement date and (y) the Floor Price then in effect (the “Variable Price”). The Floor Price for the Initial Note is $0.26 per share. The conversion price of the Initial Note may also be adjusted from time to time pursuant to the other terms and conditions of the Initial Note.

The Company at its option has the right, but not the obligation, to redeem a portion or all amounts outstanding under the Initial Note prior to maturity pursuant to the terms of the Initial Note.

The number of shares of Class A common stock issuable upon conversion of the Initial Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under the Initial Note to be converted (the “Conversion Amount”) by (y) the Conversion Price. The Conversion Price of the Initial Note is initially $1.38 per share of Class A common stock (the “Fixed Price”). Beginning on the effective date of the initial Registration Statement and on the same day of each successive month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Fixed Price and (ii) 95% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”). Additionally, on any trading day on which the aggregate trading value of the Class A common stock (as reported on Bloomberg) is equal to or greater than $500,000 between 4:00 a.m. and 11:00 a.m., New York time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the then effective Variable Price, (ii) the lowest price traded on such trading day until the earlier of (A) 11:00 a.m., New York time, (B) the time a conversion notice is delivered pursuant to the Initial Note, subject to the Floor Price then in effect, and (C) the then effective Conversion Price. Upon the occurrence of an Event of Default, with respect to any Event of Default, the Alternate Conversion Price (as defined in the Initial Note) will be equal to the lower of (i) the then effective Conversion Price and (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Selling Stockholder delivers a conversion notice any time after the occurrence of an Event of Default.

As set forth elsewhere in this prospectus, the implied Conversion Price of the Conversion Shares under the Initial Note will be $0.26 per share. If the holder of the Initial Note were to sell all of its Conversion Shares at the current market price of $0.855 per share as of August 1, 2025, its maximum possible profit would be approximately $9.0 million. Assuming a sale price between $0.60 and $0.26 per share, respectively, it would receive a maximum possible profit of approximately $5.4 million and $2.6 million. A sale of all shares at the implied Conversion Price would result in a maximum possible profit of approximately $647,000.

If, at any time the Initial Note remains outstanding, the Company (a) pays a stock dividend or otherwise makes a distribution on shares of its Class A common stock or any other equity or equity equivalent securities payable in Class A common stock, (b) subdivides outstanding shares of Class A common stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Class A common stock into a smaller number of shares, or (d) issues by reclassification of shares of Class A common stock any shares of capital stock of the Company, then each of the Fixed Price, the Floor Price, the Variable Price, the Conversion Price and the Alternate Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Class A common stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Class A common stock outstanding after such event.

If, at any time any Notes remain outstanding, the Company effects, or enters into an agreement to effect, a Dilutive Issuance (as defined in the Notes), then upon the occurrence of such Dilutive Issuance, the Fixed Price then in effect will be reduced to an amount equal to the New Issuance Price (as defined in the Notes).

In addition to the adjustments set forth above, if at any time after the issuance date of the Initial Note, there occurs any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving the Class A common stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the lowest daily VWAP of the Class A common stock during the period commencing fifteen (15) consecutive Trading Days immediately following the Stock Combination Event Date (the “Event Market Price”) is less than the Fixed Price then in effect, then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Fixed Price then in effect on such sixteenth (16th) Trading Day shall be reduced (but in no event increased) to the Event Market Price.

Further, subject to the rules and regulations of Nasdaq, the Company may at any time during the term of the Initial Note reduce the then current Conversion Price or the then current Floor Price of the Initial Note and the other Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

If, any time after the issuance date of the Initial Note, an Amortization Event (as defined in the Initial Note) occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Notes) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding Notes is repaid. Each monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for the Initial Note and all Other Notes (as defined in the Initial Note) (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the Note.

The Initial Note provides for customary Events of Default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest, breach of covenants or other agreements in the Securities Purchase Agreement and Initial Note, certain bankruptcy or insolvency events, certain change of control transactions, the failure of the Company to file certain required reports under the Exchange Act, an event of default under the Securities Purchase Agreement, Incremental Warrant or any Additional Note, default by the Company on any of its obligations under any other indebtedness exceeding $250,000, and certain final judgements for payment of money are rendered against the Company. Upon an event of default that is continuing, the holder of the Initial Note may convert all or any portion of the Initial Note at a price equal to the Alternate Conversion Price (as defined in the Initial Note). Additionally, if any Event of Default occurs under the Initial Note, the outstanding principal amount of the Initial Note and any Additional Note will become, at the holder’s election, in whole or in part immediately due and payable in cash or in shares of Class A common stock. Notwithstanding the foregoing, the Company and its subsidiary is permitted to make payments pursuant to that certain note modification agreement, dated March 12, 2025, by and among Meng Truong, Paulina Truong, Lee Lee Oriental Supermart, Inc., AZLL LLC, John Xu and Grace Xu.

Incremental Warrant

The Incremental Warrant is exercisable by the holder thereof, in whole or in part, into Additional Notes in an aggregate original principal amount of $6,500,000 in increments of up to $1,500,000, but subject to a minimum increment of $250,000, at any time prior to March 12, 2028. The aggregate exercise price to purchase the maximum aggregate principal amount of Additional Notes issuable under the Incremental Warrant is $5,947,500, which gives effect to an original issue discount of eight and a half percent (8.5%) for each such Additional Note issued upon the exercise of the Incremental Warrant.

The Incremental Warrant also provides that the Company may request that the holder exercise the Incremental Warrant in increments of up to $1,500,000, but subject to a minimum increment of $250,000, if certain terms and conditions are satisfied as set forth in the Incremental Warrant. The Company’s request for exercise of the Incremental Warrant is subject to the satisfaction or waiver of the following conditions on the date the Company delivers the Company Notice of Exercise (as defined in the Incremental Warrant): (A) for each day of the Measurement Period (as defined in the Incremental Warrant), (i) a minimum of $500,000 in shares of Class A common stock has been traded and the daily VWAP of the Class A common stock is greater than the Conversion Price, and (ii) the resale of shares of Class A common stock issued or issuable pursuant to the EPFA (as defined in the Notes) and the terms of the Notes has been registered pursuant to one or more registration statements that remain effective, (B) the aggregate principal balance outstanding on all Notes issued pursuant to the Securities Purchase Agreement is not greater than $750,000, (C) the Equity Conditions (as defined in the Incremental Warrant) have been satisfied, (D) the VWAP of the Class A common stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding the date the Company delivers the Company Notice of Exercise is equal to or greater than the Fixed Price then in effect, if applicable, and (E) the satisfaction or waiver of all conditions set forth in Sections 7(a)(ii)-(xxi) of the Security Purchase Agreement with “date of the Company Notice of Exercise” replacing “Closing Date” for all purposes thereunder. The Company’s request for exercise of the Incremental Warrant may only be delivered more than ninety (90) trading days following the later of (i) the delivery and acceptance of a prior Company Notice of Exercise (as defined in the Incremental Warrant) and (ii) the issuance date of the Initial Note.

Additional Notes

The Company may issue Additional Notes in an aggregate original principal amount of up to $6,500,000 to the Selling Stockholder assuming full exercise of the Incremental Warrant. The Additional Notes will be substantially in the form of the Initial Note, with the exception that the Initial Note permits the Company effecting or entering into an agreement to issue and sell up to an aggregate of $2.5 million of shares of Class A common stock in certain circumstances as described above and each Additional Note will mature two (2) years from its issuance date, with an initial conversion price equal to the Fixed Price of the Initial Note (or any outstanding Additional Note, if the Initial Note is no longer outstanding) in effect at the time of issuance.

Registration Rights Agreement

On March 12, 2025, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Stockholder pursuant to which the Company agreed to register the resale of the Conversion Shares issued or issuable upon conversion of the Initial Note and any Additional Notes. The Registration Rights Agreement requires, among other things, the Company to file an initial resale registration statement covering the Conversion Shares with the SEC within 30 calendar days after the Closing Date. The Company is obligated to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 60th calendar day following the Closing Date (the “Effectiveness Deadline”). However, in the event the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the fifth business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline. In the event the registration statement is subject to a full SEC review, or the Company is required to update the financial statements therein, which causes the registration statement not to be declared effective by the Effectiveness Deadline, the Effectiveness Deadline will automatically be deemed to be extended for so long as necessary, provided that the Company is using its best efforts to promptly respond to and satisfy the requests of the SEC. During any such period, the Company will not be in default of satisfying the Effectiveness Deadline.

The foregoing summaries of the Notes, the Incremental Warrant, the Securities Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are included as Exhibits 4.3, 4.4, 10.28, and 10.29, respectively, to the registration statement of which this prospectus forms a part and each of which is incorporated herein by reference.

Stockholder Approval

The Company is currently listed on Nasdaq and is subject to the listing rules of Nasdaq. The issuance of the Shares implicates certain of the Nasdaq listing standards requiring prior stockholder approval in order to maintain our listing on Nasdaq. Pursuant to the terms of the transaction documents, the Company is prohibited from issuing or selling shares of Class A common stock to the Selling Stockholder in excess of the 19.99% Exchange Cap, unless the Company obtains stockholder approval to do so, or unless sales of Class A common stock are made at a price equal to or greater than the minimum price required by Nasdaq, such that the Exchange Cap limitation would not apply under applicable rules of Nasdaq. Stockholder approval to issue shares of Class A common stock to the Selling Stockholder in excess of the Exchange Cap limitation was obtained by the Stockholder Meeting Deadline at the Stockholder Meeting held on April 29, 2025.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time of up to 14,025,000 shares of our Class A common stock by the stockholder identified in the table below, who we refer to in this prospectus as the “Selling Stockholder” and its respective transferees, pledgees, donees, assignees or other successors (each also a Selling Stockholder for purposes of this prospectus). The Selling Stockholder identified below may currently hold or acquire at any time shares of our Class A common stock in addition to those registered hereby.

We are registering the Shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the Selling Stockholder on March 12, 2025 in order to permit the Selling Stockholder to offer the Shares included in this prospectus for resale from time to time.

This prospectus generally covers the resale of the maximum number of shares of Class A common stock issuable upon conversion of the Initial Note, including all accumulated interest until its maturity date and payment premium on the Initial Note, using the Floor Price of $0.26, assuming that the Initial Note remains outstanding until its maturity date and that the payment premium and interest on the Initial Note are paid in shares of Class A common stock, without regard to any limitations on the conversion of the Initial Note.

The Company will register the resale of the shares of Class A common stock issuable upon conversion of the Additional Notes pursuant to the terms of the Registration Rights Agreement if and when such Additional Notes are issued to the Selling Stockholder upon exercise of the Incremental Warrant.

We do not know when or in what amounts the Selling Stockholder may offer Shares for sale. The Selling Stockholder may choose not to sell any or all of the Shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot accurately report the number of Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, all of the Shares covered by this prospectus will be sold by the Selling Stockholder.

The following table contains information as of August 1, 2025 with respect to: the name of the Selling Stockholder, the number of shares of Class A common stock known by the Company to be owned beneficially by the Selling Stockholder, the number of shares of Class A common stock directly held by the Selling Stockholder that may be offered using this prospectus, and the number of shares to be beneficially owned by the Selling Stockholder after the completion of the offering. The table has been prepared based upon a review of information furnished to us by or on behalf of the Selling Stockholder. The number of shares outstanding, and the percentage of beneficial ownership post-offering are based on 17,450,476 shares of Class A common stock issued and outstanding as of August 1, 2025.

For the purposes of the following table, the number of shares of Class A common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

The Initial Note held by the Selling Stockholder contains a 4.99% beneficial ownership limitation, prohibiting conversion of the Initial Note into shares of Class A common stock if the conversion would result in the holder being deemed to beneficially own more than 4.99% of our Class A common stock. The second and third columns, “Shares Owned Prior to the Offering”, reflect that beneficial ownership limitation. The fourth column, “Shares Being Offered,” does not, and it assumes that the maximum number of shares to be offered for resale pursuant to this prospectus has been issued to the Selling Stockholder. The fifth and sixth columns, “Shares Owned After the Offering,” assume the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Class A Common Stock Shares Beneficially Owned Prior to the Offering				Maximum Number of Class A Common Stock Shares to be Offered Pursuant to this		Number of Class A Common Stock Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares		%		Prospectus		Shares	%
JAK Opportunities XV LLC(1)	899,982	(2)	4.99%	(2)	14,025,000	(3)	—	*

*	Represents less than 1%.

(1)	The Selling Stockholder is wholly owned by the private fund, ATW Master Fund V, L.P. (the “Fund”). ATW Partners Opportunities Management, LLC (the “Adviser”) serves as the investment manager to the Fund. Antonio Ruiz-Gimenez and Kerry Propper are control persons of the Adviser (the “Control Persons”). The Selling Stockholder, the Fund, the Adviser and the Control Persons may be deemed to have shared voting and dispositive power with respect to the Shares beneficially owned by the Selling Stockholder. The Fund, the Adviser and the Control Persons each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest, if any, therein. The principal address of the Selling Stockholder is 1 Pennsylvania Plaza, Suite 4810 New York, New York 10119.

(2)	Consists of the number of shares of Class A common stock deemed to be beneficially owned by the Selling Stockholder after applying the Beneficial Ownership Limitation, based on 17,450,476 shares of Class A common stock outstanding as of August 1, 2025.

(3)	Consists of 14,025,000 Initial Note Shares.

PLAN OF DISTRIBUTION

We are registering the shares of Class A common stock to permit the resale or transfer of these shares of Class A common stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Class A common stock. We will bear all fees and expenses incident to our obligation to register the shares of Class A common stock.

The Selling Stockholder, or its pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (each also a Selling Stockholder for purposes of this prospectus), may sell or transfer the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Stockholder may sell or transfer the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	through the distribution of the securities by the Selling Stockholder to its partners, members or equity holders;

(g)	one or more underwritten offerings on a firm commitment or best efforts basis;

(h)	any combination of any of these methods of sale; and

(i)	any other method permitted pursuant to applicable law.

The Selling Stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholder may also transfer the securities by gift. We do not know of any arrangements by the Selling Stockholder for the sale of any of the securities. The Selling Stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the Selling Stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholder may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the Selling Stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholders. The number of the Selling Stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the Selling Stockholder’s securities will otherwise remain unchanged.

To the extent required under the Securities Act, the aggregate amount of Selling Stockholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholder and/or purchasers of Selling Stockholder’s Shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the Selling Stockholder has sold all of the Shares, and (ii) the date on which all of the Shares have been sold or may be sold without any restriction pursuant to Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the Shares offered by this prospectus will be passed upon for the Company by Akerman LLP, Miami, Florida.

EXPERTS

The financial statements of Maison Solutions Inc. as of April 30, 2024 and 2023 appearing in our most recent Annual Report on Form 10-K are incorporated by reference into this prospectus, which have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm (“KC”). Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Lee Lee Oriental Supermart, Inc. as of December 31, 2023 and 2022 appearing in Amendment No. 1 to our Current Report on Form 8-K filed with the SEC on February 21, 2025 are incorporated by reference into this prospectus, which have been audited by KC. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Class A common stock the Selling Stockholder proposes to sell in this offering. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the Class A common stock that the Selling Stockholder proposes to sell in this offering, we refer you to the registration statement and the exhibits, schedules, financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result we are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to above, as well as on our website, without charge, at www.maisonsolutionsinc.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and the registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and any future documents that we file with the SEC (excluding any portion of such documents that are deemed furnished and not filed with the SEC in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities is terminated:

●	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on August 13, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarter ended July 31, 2024, filed with the SEC on September 23, 2024, for the quarter ended October 31, 2024, filed with the SEC on December 16, 2024, and for the quarter ended January 31, 2025, filed with the SEC on March 17, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on September 20, 2024, October 9, 2024, October 25, 2024, October 28, 2024, January 30, 2025, February 27, 2025, March 13, 2025, March 13, 2025, April 30, 2025, June 17, 2025 and July 11, 2025, and on Form 8-K/A, filed with the Commission on February 21, 2025; and

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 14, 2023, pursuant to Section 12(b) of the Exchange Act, as amended by the “Description of Capital Stock” filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024 filed with the Commission on August 13, 2024, and any subsequent amendments or reports filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Attention: Investor Relations

Maison Solutions Inc.

127 N Garfield Avenue

Monterey Park, California

(626) 737-5888

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

14,025,000 shares of Class A Common Stock

MAISON SOLUTIONS INC.

PROSPECTUS

                                , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with this offering. All amounts are estimated except the SEC registration fee. All of the expenses below will be paid by the Registrant.

SEC registration fee	$2,106.32
Legal fees and expenses	75,000.00
Accounting fees and expenses	7,500.00
Miscellaneous fees and expenses	5,393.68
Total	$90,000.00

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our amended and restated bylaws provide for the indemnification of officers and directors of the corporation consistent with Section 145 of the DGCL.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, other than the initial subscription by our initial shares at the time of our incorporation and the offerings described below, we have not sold any securities in unregistered transactions. Unless otherwise noted, the securities listed below were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act, in light of the fact that none of the issuances involved a public offering of securities and no solicitation or advertisements for such securities were made by any party.

2023 PIPE Offering

On November 22, 2023, the Company entered into certain securities purchase agreements (the “PIPE SPAs”) with certain investors (each a “PIPE Investor,” and, collectively, the “PIPE Investors”) who are “non-U.S. persons” as defined in Regulation S (“Regulation S”) of the Securities Act. Pursuant to the PIPE SPAs, the Company agreed to sell an aggregate of 1,190,476 shares (the “PIPE Shares”) of the Company’s Class A common stock to the PIPE Investors at a per share purchase price of $4.20 (the “PIPE Offering”).

The PIPE Offering closed on November 22, 2023 (the “PIPE Closing Date”). Joseph Stone Capital, LLC (“JSC”), the representative of the underwriters of our initial public offering, consented to the PIPE Offering. JSC also acted as placement agent to the PIPE Offering. The Company agreed to pay JSC a cash fee equal to 7.25% of the aggregate gross proceeds from the sale of the PIPE Shares in the PIPE Offering.

The PIPE SPAs contain the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type. Additionally, each PIPE Investor represented that he or she is not a resident of the United States and is not a “U.S. person” as defined in Rule 902(k) of Regulation S and is acquiring the PIPE Shares for investment purposes. In reliance on the PIPE Investors’ representations to the Company, the PIPE Shares issued in the PIPE Offering are exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder.

In connection with the PIPE Offering, on November 22, 2023, the Company entered into certain registration rights agreements (the “PIPE Registration Rights Agreements”) with each PIPE Investor, providing for the registration for resale of the PIPE Shares pursuant to a registration statement on Form S-1 (the “PIPE Registration Statement”) filed with the SEC on November 29, 2023. The Company agreed to use its commercially reasonable efforts to cause the PIPE Registration Statement to be declared effective as soon as practicable following the PIPE Closing Date, but in no event later than 14 calendar days following the PIPE Closing Date. The PIPE Registration Statement was declared effective by the SEC on December 6, 2023 (the “Effective Date”). The Company agreed to keep the PIPE Registration Statement continuously effective for a period that extended from the Effective Date until the earlier of (i) the one year anniversary of the Effective Date or (ii) such date that all of the PIPE Investors may sell all of the Registrable Securities (as such term is defined in the PIPE Registration Rights Agreements) owned by such PIPE Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or manner of sale or otherwise.

The Company granted the PIPE Investors customary indemnification rights in connection with the PIPE Registration Rights Agreements. The PIPE Investors also granted the Company customary indemnification rights in connection with the PIPE Registration Statement.

2025 Private Placement

On March 12, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor” or “Holder”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, (i) a senior unsecured convertible promissory note in the aggregate original principal amount of $3,000,000 with an original issue discount of eight and a half percent (8.5%) (the “Initial Note”), convertible into shares (the “Conversion Shares”) of Class A common stock, and (ii) a note purchase warrant (the “Incremental Warrant”), exercisable for one or more senior unsecured convertible promissory notes in the aggregate original principal amount of up to $6,500,000 with an original issue discount of eight and a half percent (8.5%) and substantially in the form of the Initial Note (each an “Additional Note” and collectively, the “Additional Notes” and together with the Initial Note, the “Notes”). On March 12, 2025 (the “Closing Date”), the Company issued and sold to the Selling Stockholder the Initial Note for a purchase price of $2,745,000, representing an original issue discount of eight and a half percent (8.5%), which matures on March 12, 2027, and the Incremental Warrant, which expires on March 12, 2028. The Initial Note, Incremental Warrant, Additional Notes and Conversion Shares are collectively referred to herein as the “Securities”.

The Initial Note and the Incremental Warrant were issued, and any Additional Notes and Conversion Shares will be issued, in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company used the net proceeds from the sale of the Initial Note to repay $1.65 million of the indebtedness outstanding under that certain Secured Note Agreement by its subsidiaries, Lee Lee Oriental Supermart, Inc. and AZLL LLC, in favor of Meng Truong and Paulina Truong, dated as of April 8, 2024, as amended and modified through March 12, 2025 (the “Lee Lee Secured Note Agreement”), and the remainder for working capital purposes for the Company and its subsidiaries. The Company intends to use the net proceeds from the sale of any Additional Notes to repay indebtedness outstanding under the Lee Lee Secured Note Agreement and for working capital purposes for the Company and its subsidiaries.

On March 12, 2025, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company agreed to register the resale of the Conversion Shares issued or issuable upon conversion of the Initial Note and any Additional Notes. The Registration Rights Agreement requires, among other things, the Company to file an initial resale registration statement covering the Conversion Shares with the SEC within 30 calendar days after the Closing Date. The Company is obligated to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 60th calendar day following the Closing Date (the “Effectiveness Deadline”). However, in the event the Company is notified by SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the fifth business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline. In the event the registration statement is subject to a full SEC review, or the Company is required to update the financial statements therein, which causes the registration statement not to be declared effective by the Effectiveness Deadline, the Effectiveness Deadline will automatically be deemed to be extended for so long as necessary, provided that the Company is using its best efforts to promptly respond to and satisfy the requests of the SEC. During any such period, the Company will not be in default of satisfying the Effectiveness Deadline.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Maison Solutions Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Maison Solutions Inc., dated April 29, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2025).
3.3	Amended and Restated Bylaws of Maison Solutions Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
4.2	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
4.3	Form of Senior Unsecured Convertible Promissory Note issued March 12, 2025 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 13, 2025).
4.4	Note Purchase Warrant, dated March 12, 2025, including Form of Additional Note (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 13, 2025).
5.1*	Opinion of Akerman LLP as to the legality of the securities being registered.
10.1+	Maison Solutions Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.2	Form of Indemnification Agreement between Maison Solutions Inc. and each of the directors and officers thereof (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.3	Employment Agreement between Maison Solutions Inc. and John Xu (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.4	Employment Agreement between Maison Solutions Inc. and Alexandria M. Lopez (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.5	Employment Agreement between Maison Solutions Inc. and Tao Han (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.6	Amended Loan Authorization and Agreement by and between the U.S. Small Business Administration and Good Fortune Supermarket of Monrovia LP, principal amount of $150,000 at 3.75% interest for a term of 30 years dated June 3, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).

10.7	Loan Authorization and Agreement by and between the U.S. Small Business Administration and Good Fortune Supermarket of San Gabriel LP, principal amount of $2,000,000 at 3.75% interest for a term of 30 years dated January 12, 2022 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.8	Amended Loan Authorization and Agreement by and between the U.S. Small Business Administration and Super HK of El Monte Inc, principal amount of $500,000 at 3.75% interest for a term of 30 years dated January 6, 2022 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.9	Collaboration Agreement by and between JD E-commerce American Limited and Maison Solutions Inc. dated April 19, 2021 (English Translation) (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.10	Intellectual Property License Agreement by and between JD E-commerce American Limited and Maison Solutions Inc. dated April 19, 2021 (English Translation) (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.11	Business Loan Agreement by and between American First National Bank and Good Fortune Supermarket of Monrovia, LP, principal amount of $1,000,000 at 4.5% to 6.5% variable interest for a term of 7 years dated March 2, 2017 (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.12	Business Loan Agreement by and between American First National Bank and Good Fortune Supermarket of San Gabriel, LP, principal amount of $1,000,000 at 4.5% to 6.5% variable interest for a term of 7 years dated March 2, 2017 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1, as amended, (File No. 333-272123) filed with the SEC on May 22, 2023 and declared effective on June 14, 2023).
10.13	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2023).
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2023).
10.15#	Stock Purchase Agreement, dated April 4, 2024, by and among AZLL, LLC, Meng Truong and Paulina Truong (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2024).
10.16	Form of Senior Secured Note Agreement (included as Exhibit B to the Stock Purchase Agreement filed as Exhibit 10.15 hereto).
10.17	Form of Security Agreement (included as Exhibit E to the Stock Purchase Agreement filed as Exhibit 10.15 hereto).
10.18	Form of Xu Guarantee Agreement (included as Exhibit F to the Stock Purchase Agreement filed as Exhibit 10.15 hereto).
10.19	Form of Purchaser Guarantee Agreement (included as Exhibit G to the Stock Purchase Agreement filed as Exhibit 10.15 hereto).
10.20	First Amendment to Senior Secured Note Agreement, dated October 21, 2024, by and between Lee Lee Oriental Supermart, LLC, AZLL LLC, Maison Solutions Inc., Meng Truong and Paulina Truong (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2024).
10.21	Second Amendment to Senior Secured Note Agreement, dated October 21, 2024, by and between Lee Lee Oriental Supermart, LLC, AZLL LLC, Meng Truong and Paulina Truong (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2024).
10.22	First Amendment to Security Agreement, dated October 21, 2024, by and between Lee Lee Oriental Supermart, LLC, AZLL LLC, Meng Truong and Paulina Truong (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2024).

10.23	First Amendment to AZLL Guarantee Agreement, dated October 21, 2024, by AZLL LLC to and for the benefit of Meng Truong and Paulina Truong (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2024).
10.24	First Amendment to Xu Guarantee Agreement, dated October 21, 2024, by John Jun Xu and Grace Xu to and for the benefit of Meng Truing and Paulina Truong (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2024).
10.25	Consulting Services Agreement, dated January 29, 2025, by and among Maison Solutions Inc., Good Fortune Supermarket of Quincy, Inc., Good Fortune Supermarket Group (USA) Inc., Good Fortune Supermarket of VA I, Inc., and Good Fortune Supermarket (Rhode Island) Corp. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 30, 2025).
10.26	Employment Agreement between Maison Solutions Inc. and Xi (Jacob) Cao, dated February 21, 2025 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2025).
10.27	Note Modification Agreement, dated March 12, 2025, by and between Meng Truong and Paulina Truong, Lee Lee Oriental Supermart, LLC, AZLL LLC, and John Jun Xu and Grace Xu (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 13, 2025).
10.28#	Securities Purchase Agreement, dated March 12, 2025, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 13, 2025).
10.29	Registration Rights Agreement, dated March 12, 2025, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 13, 2025).
16.1	Letter of Friedman LLP, dated June 2, 2023 (incorporated by reference to Exhibit 16.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 2, 2023).
21.1	Subsidiaries of Maison Solutions Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 13, 2024).
23.1*	Consent of Akerman LLP (included as part of Exhibit 5.1 hereto).
23.2*	Consent of Kreit & Chiu CPA LLP.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.
+	Management contract or compensatory plan or arrangement.
#	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on August 4, 2025.

MAISON SOLUTIONS INC.

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer, Chairman and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints John Xu and Alexandria M. Lopez and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Capacity in Which Signed	Date

/s/ John Xu	Chief Executive Officer, Chairman and President	August 4, 2025
John Xu	(Principal Executive Officer)

/s/ Alexandria M. Lopez	Chief Financial Officer and Director	August 4, 2025
Alexandria M. Lopez	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bin Wang	Director	August 4, 2025
Bin Wang

/s/ Mark Willis	Director	August 4, 2025
Mark Willis

/s/ Dr. Xiaoxia Zhang	Director	August 4, 2025
Dr. Xiaoxia Zhang